Exhibit 3.8(b)
BYLAWS
OF
AMERICAN CHECK EXCHANGE, INC.
ARTICLE I
Offices
     Section 1. Principal Offices. The principal office of the corporation in the State of Arizona shall be located in the City of Phoenix, the County of Marioopa.
     Section 2. Other Offices. The corporation may maintain other offices, either within or without the State of Arizona, as determined by the board of directors, whereat all business of the corporation may be transacted.
     Section 3. Known Place of Business. The known place of business of the corporation, as required by A.R.S. §10-012 to be maintained in the State of Arizona, may be, but need not be, identical with the office of its statutory agent in the State of Arizona. The address of the known place of business may be changed from time to time by the board of directors in accordance with A.R.S. §10-013.
ARTICLE II
Shareholders
     Section 1. Annual Meetings. The annual meetings of the shareholders of the corporation shall be held at Phoenix, Arizona on the first Monday in the month of November in each year, commencing with the year 1983, or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing a board of directors for the ensuing year and for the transacting of such other business properly coming before said meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently possible.
     Section 2. Special Meetings. Special Meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by a majority of the board of directors, and shall be called by the president at the request in writing of the holders of not fewer than one-tenth of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.
     Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Arizona, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place either within or without the State of Arizona, as the place for the holding of such a meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the known place of business of the corporation in the State of Arizona.
     Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the corporation.
          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.
     Section 5. Fixing Date for Determination of Shareholders of Record. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days nor less than ten (10) days prior to any other action.

          A determination of the shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or adjournments of the meeting held within thirty (30) days of the meeting; provided, however, that in its discretion the board of directors may fix a new record date for any adjourned meeting.
     Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.
      Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless required by law, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on a subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present and, provided further that the affirmative vote of the majority of the shares then present is sufficient in all cases to adjourn the meeting.
     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the corporation generally. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or a quorum is determined, written notice of the death or incapacity is given to the corporation.
     Section 9. Voting of Shares by Certain Holders. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that nothing herein shall be construed as limiting the right of the corporation to vote its own stock held by it in a fiduciary capacity.
          Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.
          Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by him either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
          Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed.
          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
          If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the effect of (a) if only one votes, his act binds, (b) if more than one votes, the act of the majority so voting binds all, and (c) if more than one votes, but the vote is evenly split on any one particular matter, each fraction may vote the shares in question proportionally.
          Shares standing in the name of a married woman but not also standing in the name of her husband with such a designation of the mutual relationship on the certificate, may be voted and all rights incident thereto may be exercised in the same manner as if she were unmarried.
     Section 10. Voting Rights. Each outstanding share or fraction thereof shall be entitled to one vote or corresponding fraction thereof on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided by law.
          At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.
     Section 11. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as the unanimous vote of the shareholders.
ARTICLE III
Directors
     Section 1. Powers of Directors. The business and affairs of the corporation shall be managed by its board of directors.
     Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be from one (1) to seven (7). Each director shall hold office until the next succeeding annual meeting and until his successor shall have been duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. The directors need not be residents of the State of Arizona or shareholders of the corporation.

     Section 3. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of the majority of the remaining directors, though not less than a quorum, or by a sole remaining director, and any so chosen shall hold office until the next election of directors when his successor is elected and qualified. Any newly created. directorship shall be deemed a vacancy. When one or more directors shall resign from the board, effective at a future time, a majority of the directors then in office, including those who have so resigned; shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.
     Section 4. Removal. At a meeting of shareholders called expressly for that purpose and by a vote of the holders of a majority of the shares then entitled to vote at an election of the directors, any director or the entire board of directors may be removed, with or without cause. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.
     Section 5. Quorum. A majority of the number of directors then serving shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, the majority of the directors present may adjourn the meeting from time to time without further notice.
     Section 6. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
     Section 7. Regular and Special Meetings. Meetings of the board of directors, regular or special, may be held either within or without the state, and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person.
          Regular meetings of the board of directors may be held with or without notice as otherwise prescribed for special meetings hereinafter. Said regular meetings shall be held immediately after, and at the same place as, the annual meeting of shareholders.

          Special meetings of the board of directors may by called by or at the request of the president or a majority of the board of directors.
     Section 8. Notice. Notice of any special meeting shall be given at least two (2) days previous thereto by written notice delivered personally, by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.
          Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such, meeting.
     Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting, may be taken without a meeting if all directors consent thereto in writing. Such consent shall have the same effect as a unanimous vote.
     Section 10. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. Ho such payment shall preclude any director from serving the corporation in any other capacity such as an office of specifically designated agent and receiving compensation therefore.
     Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation before 5:00 of the afternoon of the next day which is not a holiday or a Saturday after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV
Officers
     Section 1. Number. The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed, by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.
     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or until he shall have been removed in the manner hereinafter provided.
     Section 3. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other reason, may be filled by the board of directors for the unexpired portion of the term.
     Section 5. President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He may sign, with the secretary or any other proper officer of the corporation duly authorized by the board of directors, certificates of stock, deeds, mortgages, bonds, contracts, instruments of conveyance, checks, drafts, notes, and other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution, thereof shall be otherwise expressly delegated by the board of directors, these Bylaws or law. The president, in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     Section 6. Vice-Presidents. In the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the president. Any vice-president shall have such powers and perform such duties as may be delegated to him by the board of directors.
     Section 7. Secretary. The secretary shall (a) keep the minutes of all meetings of the board of directors and of the stockholders, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) have charge of all the corporate books, records and accounts and of the seal of the corporation (d) see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized, (e) keep a register of the post office address of each shareholder which shall be furnished to the corporation by such shareholder, (f) sign with the president, or a vice-president, certificates for shares of the corporation, (g) have general charge of the stock transfer books of the corporation, and (h) in general perform all of the duties incident to the office of secretary, subject to the control of the board of directors.
     Section 8. Assistant Secretary. The assistant secretary, in the absence or disability of the secretary, shall perform the duties and exercise the power of the secretary.
     Section 9. Treasurer. The treasurer shall (a) have charge and custody of all funds and securities of the corporation, (b) receive and give receipt for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors, and (c) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.
     Section 10. Assistant Treasurer. The assistant treasurer, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer.
     Section 11. Salaries. The compensation of all officers shall be fixed by resolution of the board of directors, except that the board of directors may authorize the President and/or the Vice-President to fix any compensation of any officer not exceeding a total amount or amounts specified by the board of directors.
ARTICLE V
Contracts, Loans, Checks and Deposits
     Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.
     Section 3. Cheeks and Other Instruments. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.
     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.
ARTICLE VI
Certificates for Shares and Their Transfer
     Section 1. Certificates for Shares. Certificates representing the shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or vice-president and by the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. No certificate shall be issued for any share until such share is fully paid.

     If the corporation is authorized to issue shares of more than one class, every certificate representing shares issued by the corporation shall set forth or summarize upon the face or back of the certificate, or shall state, that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, together with the variations in the relative rights and preferences between the various shares.
     Each certificate representing shares shall state upon the face thereof (a) that the corporation is organized under the laws of the State of Arizona, (b) the name of the person to whom issued, (c) the number, class and designation of the series, if any, which the certificate represents, and (d) the par value of each share represented by the certificate or a statement that the shares are without par value.
     Any restriction on the right to transfer shares and any reservation of lien on the shares shall be noted on the face or the back of the certificate by providing (a) a statement of the terms of such restriction or reservation, (b) a summary of the terms of such restriction or reservation and a statement that the corporation will mail to the shareholder a copy of such restrictions or reservations without charge within five (5) days after receipt of written notice therefore, (c) if the restriction or reservation is contained in the Articles of Incorporation or Bylaws of the corporation, or in an instrument in writing to which the corporation is a party, a statement to that effect and a statement that the corporation will mail to the shareholder a copy of such restriction or reservation without charge within five (5) days after receipt of written request therefore, or (d) if each such restriction or reservation is contained in an instrument in writing to which the corporation is not a party, a statement to that effect.
     Each certificate for shares shall be consecutively numbered or otherwise identified.
     Section 2. Transfer of Shares. Shares of the stock of the corporation shall be transferred on the stock transfer books of the corporation only by the holder thereof, or by his duly authorized representative, upon surrender of the certificate of a like number of shares properly endorsed.

ARTICLE VII
Dividends
     The board of directors may, from time to time, declare and the corporation may pay dividends on the outstanding shares in the manner and upon the terms and conditions provided by law.
ARTICLE VIII
Corporate Seal
     The board of directors may provide a corporate seal which, in such event, shall be circular in form, shall have inscribed thereon the name of the corporation, the year of its incorporation, and the state of incorporation. The seal shall be in the custody of the secretary.
ARTICLE IX
Waiver of Notice
     Whenever any notice is required to be given to any shareholder or director of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE X
Amendment of Bylaws
     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of the majority of the board of directors or by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereon.

CERTIFICATE
     I, Leland J. Buttle, the duly elected, qualified and acting Secretary of American Check Exchange, Inc., an Arizona corporation, do hereby certify that the above and foregoing are the Bylaws of this corporation duly and regularly adopted by the directors thereof at a meeting duly and regularly called and held at Phoenix, Arizona, on the 6th day of May, 1983.
     IN WITNESS WHEREOF, I have hereunto set my hand on this 27 day of May, 1983.

/s/ Leland J. Buttle
Secretary

PM-1.18

EXHIBIT “A”
TO
ANY KIND CHECK CASHING CENTERS, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 1 of 3)
Article II, Section 1, is amended as follows;
Section 1. Annual Meetings. The annual meeting of the stockholders of the corporation for election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time and at such place, in or outside the Slate of Arizona, as may be determined by the Board of Directors.
Article II, Section 2, is amended as follows:
Section 2. Special Meetings. Special Meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, or in his absence the President, if any, or by a majority of the Board of Directors, and shall be called by the Chief Executive Officer, or in his absence the President, if any, at the request in writing of the holders of not fewer than one-tenth of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.
Article III, Section 7, Last Paragraph is amended as follows:
Special meetings of the Board of Directors may be called at the request of the Chief Executive Officer, or in his absence, the President, if any, or a majority of the Board of Directors.
The remainder of this section remains unchanged.
Article IV, Section 1, is amended as follows:
Section 1. Officers. The officers of the corporation shall be a Chief Executive Officer, Executive Vice President, Chief Financial Officer, Senior Vice President and Secretary, each of whom shall be elected by the board of directors. Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer, President (if any) and Secretary.

EXHIBIT “A”
TO
ANY KIND CHECK CASHING CENTERS, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 2 of 3)
Article IV, Section 5, is amended as follows:
Section 5. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He may sign, with the Secretary or any other proper officer of the corporation duly authorized by the board of directors duly authorized by the board of directors, certificates of stock, deeds, mortgages, bonds, contracts, instruments of conveyance, checks, drafts, notes, and other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof, shall be otherwise expressly delegated by the board of directors, these Bylaws or law. The Chief Executive Officer in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the board of directors from time to time.
Section 5 (a). President. The President, if any. in the absence of the Chief Executive Officer, or in the event of his death, inability or refusal to act; the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall have such powers and perform such duties as way be delegated to him by the Board of Directors or Chief Executive Officer.
Article IV, Section 9, is amended as follows:
Section 9. Chief Financial Officer. The Chief Financial Officer shall (a) have charge and custody of all funds and securities of the corporation, (b) receive and give receipt for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors, and (c) in general, perform all of the duties of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer of board of directors.
Article IV, Section 10, is amended as follows:
THIS SECTION IS LEFT INTENTIONALLY BLANK

EXHIBIT “A”
TO
ANY KIND CHECK CASHING CENTERS, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 3 of 3)
Article IV, Section 11, is amended as follows:
Section 11. Salaries. The compensation of all officers shall be fixed by resolution of the board of directors, except the board of directors may authorize Chief Executive Officer and/or President and/or Vice-President to fix any compensation of any officer not exceeding a total amount or amounts specified by the board of directors.
Article VI, Section 1, 1st Paragraph, 2nd Sentence, is amended as follows:
Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the Chief Executive Officer or President or Vice-president, and by the Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. No certificate shall be issued for any share until such share is fully paid.